                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

To the Board of Directors
and Shareholders of MetLife, Inc.:

We consent to the incorporation by reference in this Registration Statement of MetLife, Inc. on Form S-3 of our report dated February 19, 2003, appearing in the Annual Report on Form 10-K of MetLife, Inc. for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York

January 21, 2004